Exhibit 10.4

PROMISSORY NOTE

US $[*]	August 8, 2024

FOR VALUE RECEIVED, Enservco Corporation, a Delaware corporation (the “Borrower”), promises to pay to the order of [*], an individual resident of Colorado (the “Holder”), pursuant to the terms set forth in this Promissory Note (this “Note”), the principal amount of US $[*] (the “Principal”).

1.        Final Payment Date. This is a BALLOON NOTE requiring payment in full of the Principal and accrued interest on December 31, 2024 (the “Maturity Date”).

2.       Interest. The outstanding amount of Principal shall bear simple interest at the rate of ten percent (10%) per annum. Interest shall be calculated using the ‘exact method’, that is, the product resulting when multiplying the rate of interest by the outstanding balance of Principal, dividing by 365, then multiplying by the exact numbers of days that interest has accrued.

3.      Payment; Prepayment. Borrower shall make interim payments of principal and interest as funds become available from the sale of Borrower’s common stock pursuant to the Registered Equity Line of Credit with Keystone Capital Partners, LLC. The indebtedness evidenced by this Note may be prepaid at any time without premium or penalty.

4.        Events of Default. Upon the occurrence and during the continuance of an Event of Default (as defined below), the Holder shall be entitled, as its sole remedy, by written notice to the Borrower, to declare this Note to be, and upon such declaration this Note shall be and become, immediately due and payable. The occurrence of any of the following events shall constitute an “Event of Default”:

(a)	The Borrower fails to pay to the Holder, when due, the full amount outstanding under this Note in full by December 31, 2024;

(b)	Any liquidation, dissolution, or winding up of the Borrower, whether voluntary or involuntary;

(c)

The institution by the Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by the Borrower to institution of bankruptcy or insolvency proceedings against the Borrower (or of any substantial part of its property) under any federal or state law, or the consent by the Borrower to or acquiescence in the filing of any petition relating thereto, or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the Borrower, or the making by the Borrower of an assignment for the benefit of creditors, or the admission by the Borrower in writing of its inability to pay its debts generally as such debts become due; or

(d)

Commencement of proceedings against the Borrower seeking any bankruptcy, insolvency, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, if such proceedings have not been dismissed or stayed within ninety (90) days of commencement thereof, or the setting aside of any such stay of any such proceedings, or the appointment without the consent or acquiescence of the equity holders of the Borrower of any trustee, receiver, or liquidator of the Borrower or of all or any substantial portion of the properties of the Borrower, if such appointment has not been vacated within ninety (90) days thereof.

5.       Waivers. The Borrower hereby waives presentment, demand for payment, notice of non-performance, protest, notice of protest, and notice of dishonor with respect to this Note. Other than pursuant to a writing by the Holder, no failure to exercise any right of the Holder with respect to this Note, nor any delay in or waiver of the exercise thereof, shall impair any such right or be deemed to be a waiver thereof.

6.         Miscellaneous.

6.1.     Amendment. Any amendment to this Note or any term hereof must be in a writing signed by the Borrower and the Holder.

6.2.     Assignment. Neither the Borrower nor the Holder may assign its rights or delegate any obligations hereunder without the prior written consent of the other party.

6.3.    Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the parties.

6.4.     Loss or Mutilation of Note. Upon receipt by the Borrower of evidence satisfactory to the Borrower of the loss, theft, destruction, or mutilation of this Note, together with indemnity reasonably satisfactory to the Borrower (in the case of loss, theft, or destruction), or the surrender and cancellation of this Note (in the case of mutilation), the Borrower shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note. Principal is payable only to the registered Holder of this Note.

6.5.    Governing Law; Venue. The terms of this Note shall be construed in accordance with the laws of the State of Colorado, without regard to its conflicts-of-law principles. The parties agree that the exclusive venue for any claims arising under this Note shall be the federal or state courts located in Denver County, State of Colorado and each party submits to the personal jurisdiction thereof and hereby waives any argument that such venue is not convenient.

6.6.     Notices. All notices or other communications hereunder shall be in writing and shall be deemed given on (a) the day delivered in person or (b) the next business day if sent by overnight delivery services to the address provided by such recipient party to the sender party.

6.7.     Severability. If any term or provision of this Note is held to be invalid, illegal, or unenforceable under applicable law, such term(s) or provision(s) shall be excluded from this Note, and the balance of this Note shall be interpreted as if such term(s) or provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.8.    Counterparts and Electronic Signatures. This Note may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic copies of signatures shall be deemed to be originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be effective as of the date first set forth above.

BORROWER:

ENSERVCO CORPORATION

By:	/s/ Mark Patterson
Name: Mark Patterson
Title: Chief Financial Officer